Exhibit m (ii) under Form N-1A
                                          Exhibit 1 under Item 601/Reg. S-K





                                  EXHIBIT D
                                    to the
                              Distribution Plan

                         FEDERATED INSURANCE SERIES:

                     Federated Market Opportunity Fund II


         This Distribution Plan is adopted as of the 17th day of November, 2005, by Federated Insurance Series with respect to the Shares of the portfolios of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Shares of Federated Insurance Series held during the month.

         Witness the due execution hereof this 1st day of December, 2005.



                                    FEDERATED INSURANCE SERIES


                                    By:  /s/ J. Christopher Donahue
                                    Name:  J. Christopher Donahue
                                    Title:  President